EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports First Quarter 2016 Earnings

MANSFIELD, PENNSYLVANIA— April 27, 2016 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, released today its unaudited financial results for the three months ended March 31, 2016.

For the three months ended March 31, 2016, net income totaled $3,283,000 which compares to net income of $3,120,000 for the first quarter of 2015, an increase of $163,000 or 5.2%.  Basic earnings per share of $.99 for the first quarter of 2016 compares to $1.03 for the first quarter last year.  Annualized return on equity for the three months ended March 31, 2016 and 2015 was 10.81% and 12.38%, while annualized return on assets was 1.11% and 1.36%, respectively.

Net interest income before the provision for loan loss increased from $7,587,000 for the three months ended March 31, 2015 to $9,205,000 for 2016, an increase of $1,618,000, or 21.36%.  For 2016, interest income increased $1,691,000, while interest expense increased $73,000.  Net interest margin decreased from 3.89% last year to 3.64% for 2016, which is a decrease of 25 basis points.  The interest rate environment, competitive pressures and the integration of the acquisition of The First National Bank of Fredericksburg (FNB) have resulted in a 34 basis point decline in the yield on interest earning assets.  The cost of interest bearing liabilities decreased 11 basis points from the first quarter of 2015, mostly attributable to a lower cost of funds acquired from FNB.  The provision for loan losses for the quarter ended March 31, 2016 totaled $135,000, in comparison to $120,000 for the quarter ended March 31, 2015.

CEO and President Randall E. Black stated, "Our quarterly results reflect the first full quarter that includes the acquisition of FNB.  We are just starting to realize the growth opportunities this new market provides.  In addition to our new south central Pennsylvania opportunities, I am extremely excited about the opening of a location in Winfield, Pennsylvania.  Our dedication and expertise in agricultural lending has resulted in the hiring of a seasoned lending team based in Winfield, which will serve the central Pennsylvania agricultural market.  The addition of this team, along with our existing core of experienced agricultural lenders, positions us to be one of the leading agricultural lenders in Pennsylvania.  Both of these markets strongly position our Company for future growth."

At March 31, 2016, total assets were $1.2 billion which was the same at December 31, 2015.  Compared to March 31, 2015, total assets have increased $262.6 million.  Available for sale securities increased $12.2 million from December 31, 2015 as excess cash was invested.  Net loans increased $4.5 million compared to the end of last year.  Since December 31, 2015, deposits have increased $29.8 million.  Contributing to this increase is the resolution of an approved budget by the Commonwealth of Pennsylvania.  The lack of an approved budget as of the end of 2015 temporarily impacted state and political deposit balances, mostly deposits of local school districts.

Asset quality remains strong, with non-performing assets totaling $8.8 million as of March 31, 2016.  Non-performing assets to total loans was 1.25% at March 31, 2016 compared to 1.22% last December and 1.65% as of March 31, 2015.

Stockholders' equity totaled $121.9 million at March 31, 2016, which compares to $119.8 million at December 31, 2015, an increase of $2.1 million.  Net income for the first quarter of 2016 totaling $3.3 million was offset by cash dividends of $1.4 million and net treasury share purchases of $.9 million.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities increased $1.1 million from the end of 2015.  A cash dividend of $.415 per share was paid on March 24, 2016 to shareholders of record on March 18, 2016.

"This regular quarterly cash dividend is an increase of 2.5% over the regular dividend declared a year ago, and reflects the Board of Directors' continued desire to provide total shareholder return to our shareholder base," added Mr. Black.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands except share data)	2016	2015	2015
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 14,746	$ 14,088	$ 10,901
Interest-bearing	22,633	10,296	7,882
Total cash and cash equivalents	37,379	24,384	18,783

Interest bearing time deposits with other banks	7,697	7,696	5,960

Available-for-sale securities	371,925	359,737	291,904

Loans held for sale	1,557	603	1,029

Loans (net of allowance for loan losses: $7,275 at March 31, 2016;
$7,106 at December 31, 2015 and $6,922 at March 31, 2015)	692,428	687,925	558,257

Premises and equipment	17,249	17,263	12,619
Accrued interest receivable	4,096	4,211	3,636
Goodwill	21,089	21,089	10,256
Bank owned life insurance	25,705	25,535	20,461
Other intangibles	2,309	2,437	438
Other assets	11,130	12,104	6,629

TOTAL ASSETS	$ 1,192,564	$ 1,162,984	$ 929,972

LIABILITIES:
Deposits:
Noninterest-bearing	$ 147,897	$ 150,960	$ 100,263
Interest-bearing	869,914	837,071	688,513
Total deposits	1,017,811	988,031	788,776
Borrowed funds	39,996	41,631	29,388
Accrued interest payable	660	734	691
Other liabilities	12,126	12,828	8,828
TOTAL LIABILITIES	1,070,593	1,043,224	827,683
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2016 or 2015
Common stock
$1.00 par value; authorized 15,000,000 shares at March 31, 2016, December 31, 2015 and March 31, 2015; issued 3,671,751 at March 31, 2016 and December 31, 2015
and 3,335,236 shares at March 31, 2015	3,672	3,672	3,335
Additional paid-in capital	40,722	40,715	25,148
Retained earnings	87,696	85,790	81,409
Accumulated other comprehensive income (loss)	903	(236)	1,603
Treasury stock, at cost: 353,400 shares at March 31, 2016; 335,876 shares at
December 31, 2015 and 314,704 shares at March 31, 2015	(11,022)	(10,181)	(9,206)
TOTAL STOCKHOLDERS' EQUITY	121,971	119,760	102,289
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 1,192,564	$ 1,162,984	$ 929,972

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2016	2015
INTEREST INCOME:
Interest and fees on loans	$ 8,596	$ 7,039
Interest-bearing deposits with banks	71	31
Investment securities:
Taxable	944	754
Nontaxable	771	848
Dividends	80	99
TOTAL INTEREST INCOME	10,462	8,771
INTEREST EXPENSE:
Deposits	1,074	1,009
Borrowed funds	183	175
TOTAL INTEREST EXPENSE	1,257	1,184
NET INTEREST INCOME	9,205	7,587
Provision for loan losses	135	120
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,070	7,467
NON-INTEREST INCOME:
Service charges	1,102	976
Trust	196	194
Brokerage and insurance	209	127
Gains on loans sold	46	38
Investment securities gains, net	27	126
Earnings on bank owned life insurance	170	152
Other	166	115
TOTAL NON-INTEREST INCOME	1,916	1,728
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,882	3,056
Occupancy	445	369
Furniture and equipment	157	128
Professional fees	287	232
FDIC insurance	157	116
Pennsylvania shares tax	150	201
Amortization of intangibles	82	-
ORE expenses	92	117
Other	1,660	1,116
TOTAL NON-INTEREST EXPENSES	6,912	5,335
Income before provision for income taxes	4,074	3,860
Provision for income taxes	791	740
NET INCOME	$ 3,283	$ 3,120

PER COMMON SHARE DATA:
Net Income - Basic	$ 0.99	$ 1.03
Net Income - Diluted	$ 0.99	$ 1.03
Cash Dividends Paid	$ 0.415	$ 0.405

Number of shares used in computation - basic	3,323,949	3,026,265
Number of shares used in computation - diluted	3,323,949	3,026,265

Consolidated Financial Highlights

	Three Months Ended
	March 31
	2016	2015
Performance Ratios and Share Data:
Return on average assets (annualized)	1.11%	1.36%
Return on average equity (annualized)	10.81%	12.38%
Net interest margin (tax equivalent)	3.64%	3.89%
Cash dividends paid per share	$ 0.415	$ 0.405
Earnings per share - basic	$ 0.99	$ 1.03
Earnings per share - diluted	$ 0.99	$ 1.03
Number of shares used in computation - basic	3,323,949	3,026,265
Number of shares used in computation - diluted	3,323,949	3,026,265

Balance Sheet Highlights (dollars in thousands, except per share data):	March 31, 2016	December 31, 2015	March 31, 2015

Assets	$ 1,192,564	$ 1,162,984	$ 929,972
Investment securities:
Available for sale	371,925	359,737	291,904
Loans (net of unearned income)	699,703	695,031	565,179
Allowance for loan losses	7,275	7,106	6,922
Deposits	1,017,811	988,031	788,776
Stockholders' Equity	121,971	119,760	102,289
Non-performing assets	8,773	8,508	9,325
Non-performing assets to total loans	1.25%	1.22%	1.65%
Annualized net charge-offs (recoveries) to total loans	-0.02%	0.03%	0.01%
Average Leverage Ratio	9.42%	11.01%	11.04%
Common shares outstanding	3,318,351	3,335,875	3,020,532
Book value per share	$ 36.42	$ 35.97	$ 33.33